SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-DONNELLEY ENT SOL

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 6/05/98              900            20.8525
          GAMCO INVESTORS, INC.
                                 6/05/98           11,800            20.8950
          GABELLI ASSOCIATES LTD
                                 5/28/98           60,000            20.5633
          GABELLI ASSOCIATES FUND
                                 6/03/98           18,200            20.6875
                                 6/03/98           11,000-           20.6875
                                 6/02/98            5,500            20.6875
                                 6/01/98              800            20.7075
                                 5/29/98            5,600            20.6673
                                 5/29/98            6,000            20.6535
                                 5/28/98           25,000            20.6250
                                 5/28/98           40,000            20.5633
                                 5/28/98          100,000            20.4625
















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.

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